Exhibit 21.0


   SIGNIFICANT DIRECT AND INDIRECT SUBSIDIARIES OF OCWEN FINANCIAL CORPORATION



Name                                                       State of Organization
----                                                       ---------------------

Ocwen Federal Bank FSB                                     New Jersey
Ocwen Partnership, L.P.                                    Virginia
Ocwen Asset Investment Corp.                               Florida
Ocwen General, Inc.                                        Virginia
Investors Mortgage Insurance Holding Company               Delaware
Ocwen Properties, Inc.                                     New York
Ocwen Capital Trust I                                      Delaware
Ocwen Asset Investment - UK, LLC                           Delaware
Ocwen Technology Xchange, Inc.                             Florida
Rocaille Acquisition Subsidiary, Inc.                      Florida
Berkeley Realty Group, Inc                                 New Jersey
OAIC Halifax, LLC                                          Delaware
OAIC Jacksonville, LLC                                     Delaware
OAIC Mortgage Residential Holdings, LLC                    Delaware
OAIC Commercial Assets, LLC                                Florida
OAIC Financial Services, Inc.                              Florida
AMOS, Inc                                                  Connecticut
Residential Real Estate Solutions, Inc.                    Florida